===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        The McGraw Hill Companies, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

1221 Avenue of the Americas
New York, NY 10020

                                               The McGraw-Hill Companies [LOGO]


                                                                 March 26, 2001

Dear Shareholder:

On behalf of the Board of Directors and management, we cordially invite you to the Annual Meeting of Shareholders to be held Wednesday, April 25, 2001, at 11 A.M., at the principal executive offices of the Corporation, 1221 Avenue of the Americas, New York, New York 10020. In the pages that follow you will find the Notice of Meeting and Proxy Statement describing the formal business to be transacted at this Meeting. Please read them carefully.

At the Annual Meeting, there will be a report to shareholders regarding the operations of The McGraw-Hill Companies, Inc. In addition, time will be made available for shareholders to discuss the formal business items as well as to ask other questions about The McGraw-Hill Companies' operations.

It is important that your shares be voted at the Meeting in accordance with your preference whether or not you plan to attend in person. Please sign, date and return the enclosed Proxy Card in the prepaid envelope provided, or you may access the automated telephone voting feature or vote electronically via the Internet as described on your Proxy Card. Your cooperation in promptly voting will save your Corporation additional solicitation costs and is appre-ciated. If you do attend the meeting and wish to vote in person, you may with-draw your Proxy at that time.

                                      Sincerely,


                                      /s/ Harold W. McGraw III

                                      Harold W. McGraw III
                                      Chairman of the Board, President and
                                      Chief Executive Officer

1221 Avenue of the Americas
New York, NY 10020

                                               The McGraw-Hill Companies [LOGO]


Notice of Annual Meeting of Shareholders
To Be Held April 25, 2001

To the Shareholders of The McGraw-Hill Companies, Inc.:

The Annual Meeting of Shareholders of The McGraw-Hill Companies, Inc. (the "Corporation") will be held at the principal executive offices of the Corpora-tion, 1221 Avenue of the Americas, New York, New York 10020, Wednesday, April 25, 2001, at 11 A.M., for the purpose of considering and voting upon the fol-lowing:

1. Election of four directors;

2. Ratification of the appointment of independent auditors for 2001; and

3. Such other business as may properly come before the Meeting or any adjourn-ment thereof.

Information relating to the above matters is set forth in the accompanying Proxy Statement.

In accordance with the By-Laws and resolutions of the Board of Directors, only shareholders of record at the close of business on March 13, 2001 shall be en-titled to notice of and to vote at the Meeting.

                                      By Order of the Board of Directors

                                      Scott L. Bennett
                                      Senior Vice President, Associate General
                                      Counsel and Secretary

                                      New York, New York
                                      March 26, 2001

-------------------------------------------------------------------------------

 Please sign and return the enclosed Proxy Card in the postage-paid envelope provided, or if you prefer, please follow the instructions on the enclosed Proxy Card for voting by telephone or via the Internet. You may access The McGraw-Hill Companies' Investor Relations Web site at www.mcgraw-hill.com/investor relations for further
 Internet voting instructions, as well as to view the Proxy Statement and Annual Report.

-------------------------------------------------------------------------------

The McGraw-Hill Companies, Inc.

Annual Meeting of Shareholders
To Be Held April 25, 2001

                                PROXY STATEMENT

To the Shareholders of The McGraw-Hill Companies, Inc.:

This statement is furnished in connection with the solicitation of proxies by the Board of Directors of The McGraw-Hill Companies, Inc. (the "Corporation") for use at the Annual Meeting of Shareholders to be held at 11 A.M. on April 25, 2001 (the "Meeting"), at the principal executive offices of the Corpora-tion, 1221 Avenue of the Americas, New York, New York 10020, and at any ad-journment thereof. A Notice of Meeting is attached hereto and a form of proxy is enclosed.

The Proxy

The persons named as proxies were selected by the Board of Directors of the Corporation and are officers of the Corporation.

Shareholders who do not expect to attend the Meeting in person are asked to vote in one of the following three manners: (a) by electronic voting via the Internet as described on the enclosed proxy card and as also described on the Corporation's Investor Relations Web site at www.mcgraw-hill.com/investor re-lations; (b) by telephonic voting as described on the enclosed proxy card; or
(c) by dating, signing and completing the enclosed proxy card and by returning it without delay in the enclosed envelope, which requires no postage stamp if mailed in the United States. Any shareholder giving a proxy has the power to revoke it at any time before it is voted at the Meeting by filing with the Secretary of the Corporation an instrument revoking it or by filing a duly ex-ecuted proxy bearing a later date.

When the proxies are properly voted in one of the manners described above, the shares they represent will be voted at the Meeting. If a shareholder partici-pates in the Dividend Reinvestment Plan, any proxy given by such shareholder will also govern the voting of all shares held for the shareholder's account under the Dividend Reinvestment Plan, unless contrary instructions are re-ceived.

The cost of soliciting proxies will be borne by the Corporation. The Corpora-tion will request banks and brokers to solicit their customers who have a ben-eficial interest in the Corporation's shares registered in the names of nomi-nees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses of such solicitations. In addition, officers and full-time em-ployees of the Corporation may solicit proxies by telephone or personal inter-view. The Corporation has retained Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies. It is estimated the Corporation will pay Georgeson Shareholder Communications Inc. a fee of $18,000 for these serv-ices.

These proxy materials are being mailed to shareholders of the Corporation com-mencing on March 26, 2001. A copy of the 2000 Annual Report to Shareholders was mailed to shareholders on March 16, 2001.

Voting Securities

The outstanding securities of the Corporation on March 13, 2001 were 194,921,793 shares of Common Stock, par value $1 per share, and 1,328 shares of $1.20 Convertible Preference Stock, par value $10 per share. Each share of Common Stock and $1.20 Convertible Preference Stock is entitled to one vote at the Meeting.

Voting Procedures

Under the New York Business Corporation Law (the "BCL") and the Corporation's Restated Certificate of Incorporation, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock and $1.20 Convertible Preference Stock is necessary to constitute a quorum of sharehold-ers to take action at the Meeting. For these purposes, shares which are pres-ent, or represented by a proxy, at the Meeting will be counted for quorum pur-poses regardless of whether the holder of the shares or proxy fails to vote on any particular matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any particular matter. Once a quorum of the shareholders is established, under the BCL and the Corporation's Restated Certificate of Incorporation, (A) the directors standing for election as set forth on pages 3 and 4 must be elected by a plu-rality of the votes cast (Proposal One) and (B) the affirmative vote of the holders of a majority of the votes cast is required to ratify the appointment of the auditors as described on page 17 (Proposal Two). For voting purposes (as opposed to for purposes of establishing a quorum), abstentions and broker non-votes will have no effect in determining whether any item has been ap-proved.

Votes at the Meeting will be tabulated by two inspectors of election appointed by the Board of Directors.

                         1. ELECTION OF FOUR DIRECTORS

Under the Corporation's Restated Certificate of Incorporation, there are three classes of directors which are to be as equal in number as possible. Two di-rectors, Linda Koch Lorimer and Harold W. McGraw III, were elected in 1999 for three-year terms expiring at the 2002 Annual Meeting. In addition, Sir Winfried Bischoff was elected in 2000 for a two-year term expiring at the 2002 Annual Meeting. None of these three incumbent directors is standing for re-election at the Meeting.

Three directors, Vartan Gregorian, James H. Ross and Sidney Taurel, were elected in 2000 for three-year terms expiring at the 2003 Annual Meeting. None of these three incumbent directors is standing for re-election at the Meeting.

Four directors, Pedro Aspe, George B. Harvey, Robert P. McGraw and Lois Dick-son Rice, were elected in 1998 for three-year terms expiring at the 2001 An-nual Meeting. Mr. Harvey, a director of the Corporation since 1985, will be retiring from the Board after the Meeting pursuant to the Board of Directors' long-standing retirement age policy. Accordingly, Ms. Rice and Messrs. Aspe and Robert P. McGraw are to be elected at the Meeting for three-year terms ex-piring at the 2004 Annual Meeting. In addition, Edward B. Rust, Jr. was elected a director on January 31, 2001, by action of the Board of Directors taken pursuant to the Corporation's By-Laws, for a term expiring at the 2001 Annual Meeting. Mr. Rust is also to be elected at the Meeting for a three-year term expiring at the 2004 Annual Meeting.

In summary, at the Meeting, Ms. Rice and Messrs. Aspe, Robert P. McGraw and Rust are to be elected for three-year terms expiring at the 2004 Annual Meet-ing.

Harold W. McGraw, Jr., a director of the Corporation from 1954 to 1988, Chair-man of the Board from 1976 to 1988, and Chief Executive Officer of the Corpo-ration from 1975 to 1983, retired from the Board after the 1988 Annual Meeting pursuant to the Board's retirement age policy. However, in recognition of Mr. McGraw's past service and contributions to the Corporation and to assure his continued close association with the Board and the Corporation, the Board of Directors elected Mr. McGraw permanently to the position of Chairman Emeri-tus.

                    The Board of Directors' Recommendation

Unless otherwise specified by the shareholder, the Board of Directors intends the accompanying proxy to be voted FOR the election of the named four nominees as directors.

The Board of Directors does not contemplate that any nominee will be unable or unwilling to serve as a director. However, if that should occur, the individu-als named as the proxies reserve the right to substitute another person as may be selected by the Board of Directors when voting at the Meeting.

Following is information about each of the four nominees for director who are being proposed for election at the Meeting and about each of the six incumbent directors.

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Nominees for Election as Directors for Terms Expiring at the 2004 Annual
Meeting

                   Pedro Aspe, age 51, has been Chairman of the Board of Vec-tor Casa de Bolsa, S.A. de C.V. ("Vector"), an investment banking firm in Mexico providing financial services to cor-porations, financial institutions and individual investors, since 1996. Vector is a subsidiary of Pulsar International, S.A. de C.V., an industrial and financial company headquar-tered in Mexico. Dr. Aspe has been since 1995 a professor at the Instituto Tecnologico Autonomo de Mexico, located in Mexico City. Dr. Aspe has held a number of positions with the Mexican government and was most recently the Secretary of Finance and Public Credit of Mexico from 1988 through 1994. Dr. Aspe is a member of the Advisory Board of Stan-ford University's Institute of International Studies, of the Visiting Committee of the Department of Economics of MIT, of the Center for Politics and Economics at Claremont University, of the Governing Board of Duxx Graduate School of Business Leadership, and of the Executive Council of the Mexican Center of The University of Texas at Austin. Dr. Aspe is also a director of Axa S.A. de C.V. (Mexico) and sits on the Advisory Board of Marvin & Palmer in Wilming-ton, Delaware. Dr. Aspe has served as a director of the Corporation since 1996 and is a member of the Audit and Fi-nancial Policy Committees.


[PHOTO OF PEDRO ASPE]

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                   Robert P. McGraw, age 46, is currently President of
                   Averdale International LLC, an investment and consulting company. He also serves as Chairman and Chief Executive Of-ficer of Dragon River Health Products, LLC. Prior to that, Mr. McGraw was Executive Vice President of the Professional Publishing Group of the Corporation from 1989 to August 1998. He was Executive Vice President of the Healthcare Group from 1987 to 1989, and Group Vice President of that same group from 1985 to 1987. Prior to that he served in several key positions in the Health Professions Division: as General Manager from 1983 to 1985; as Editorial Director from 1982 to 1983; and as Editor from 1979 to 1982. He joined the Corporation in 1976 as a sales representative for McGraw-Hill Higher Education, formerly known as the College Division. Mr. McGraw has served as a director of the Corporation since 1995 and is a member of the Financial Policy Committee. (a)


[PHOTO OF ROBERT P. MCGRAW]

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                   Lois Dickson Rice, age 68, has been a guest scholar since
                   1991 in the Economics Study Program at the Brookings Insti-tution, a research and education organization. Prior to that she had been for more than five years Senior Vice President, Government Affairs, and a director of Control Data Corporation, which applies technology to specialized computer, information and management needs. She has held various positions with the College Board, an educational association, and from 1971 through 1981 served as one of its Vice Presidents. Ms. Rice is a director of Interna-tional Multifoods and Unum/Provident Corporation. Ms. Rice is a Trustee of the Harry Frank Guggenheim Foundation and Reading Is Fundamental. She was a member of President Clinton's Foreign Intelligence Advisory Board and a direc-tor of the Public Agenda Foundation. Ms. Rice has served as a director of the Corporation since 1988 and is a member of the Audit and Compensation Committees.


[PHOTO OF LOIS DICKSON RICE]

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                   Edward B. Rust, Jr., age 50, has been since 1987 Chairman
                   of the Board and Chief Executive Officer of State Farm Mu-tual Automobile Insurance Company. In addition, Mr. Rust is President and Chief Executive Officer of a number of State Farm affiliate companies. These combined State Farm enti-ties constitute the largest insurer of automobiles and homes in the United States. Mr. Rust is a director of Hel-merich & Payne, an oil and gas exploration and production company. Mr. Rust is Chairman of the American Enterprise Institute and the Illinois Business Roundtable, and a Trustee for Illinois Wesleyan University. Additionally, he was selected to be a member of President George W. Bush's Transition Advisory Team committee on education. He is also Vice Chairman of the Business Higher Education Forum and co-chairman of the Committee for Economic Development's subcommittee on education studies. Mr. Rust has served as a director of the Corporation since January 2001 and is a member of the Audit and Compensation Committees.

[PHOTO OF Edward B. Rust, Jr.]



-------------------------------------------------------------------------------
Directors Whose Terms Expire at the 2002 Annual Meeting

                   Sir Winfried Bischoff (Sir Win), age 59, has been since May 2000 Chairman of Citigroup Europe, which represents the Eu-ropean businesses of Citigroup, Inc., a global financial services firm. He is also a member of Citigroup, Inc.'s management committee. Sir Win was Chairman of Schroders plc, an international investment banking and asset manage-ment firm based in Great Britain, from 1995 to 2000. Prior to that, Sir Win was Chairman of J. Henry Schroder Co. (the London investment bank of Schroders plc) from 1983 to 1995 and Group Chief Executive of Schroders plc from 1984 to 1995. He is Deputy Chairman of Cable and Wireless plc where he has been a director since 1991. Sir Win is a director of Eli Lilly and Company, IFIL SpA (Italy) and Land Securities plc. Sir Win has served as a director of the Corporation since 1999 and is a member of the Audit and Financial Policy Committees.

[PHOTO OF WINFRIED BISCHOFF]


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                   Linda Koch Lorimer, age 49, has been Vice President and
                   Secretary of Yale University since 1995, having returned to Yale as Secretary of the University in 1993. She was Presi-dent of Randolph-Macon Woman's College from 1987 to 1993 and was Associate Provost of Yale University from 1983 to 1987. She is a director of Sprint Corporation. Ms. Lorimer also serves on the Board of Governors of the Center for Creative Leadership, is Vice Chairman of the Board of the Community Foundation of Greater New Haven and is the former Chairman of the Board of the Association of American Col-leges and Universities. Ms. Lorimer has served as a direc-tor of the Corporation since 1994 and is a member of the Compensation and Nominating and Corporate Governance Com-mittees.


[PHOTO OF LINDA KOCH LORIMER]

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                   Harold W. McGraw III, age 52, has been Chairman of the
                   Board of the Corporation since 2000 and President and Chief Executive Officer of the Corporation since 1998. Prior to that, Mr. McGraw had been President and Chief Operating Of-ficer of the Corporation since 1993. He was Executive Vice President, Operations, of the Corporation from 1989 to 1993. Prior to that he was President of the McGraw-Hill Fi-nancial Services Company, President of the McGraw-Hill Pub-lications Company, Publisher of McGraw-Hill's Aviation Week & Space Technology magazine and Vice President, Corporate Planning. Before joining the Corporation in 1980, he held several financial positions at the GTE Corporation. He is a member of the Business Roundtable and the Business Council, serves on the Boards of Hartley House (a New York City com-munity settlement house), the National Actors Theatre, the National Academy Foundation, the National Council on Eco-nomic Education, the Wharton Graduate Executive Board, and is co-chair of Carnegie Hall's Corporate Fund. Mr. McGraw has served as a director of the Corporation since 1987 and is Chairman of the Executive Committee. (a)

[PHOTO OF HAROLD W. MCGRAW III]

--------------------------------------------------------------------------------
Directors Whose Terms Expire at the 2003 Annual Meeting

                   Vartan Gregorian, age 66, has been since 1997 the President of Carnegie Corporation of New York, a private philan-thropic and grant-making institution. Prior to that he was President of Brown University and a Professor of History at Brown University from 1989 to 1997. He was President and Chief Executive Officer of the New York Public Library from 1981 to 1989. Prior to 1981, Dr. Gregorian taught and held administrative posts at the University of Texas at Austin and at the University of Pennsylvania, where he served as the founding Dean of the Faculty of Arts and Sciences and Provost. Dr. Gregorian is a director of the Institute for Advanced Study, the J. Paul Getty Trust and the Museum of Modern Art (New York). He has served on the boards of many non-profit organizations and foundations. Currently he is President Emeritus of the New York Public Library and Brown University. He was appointed by President George W. Bush to be a member of the Fulbright Commission. He is also a mem-ber of the American Philosophical Society and a Fellow of the American Academy of Arts and Sciences. In 1998 Presi-dent Clinton awarded him the National Humanities Medal. Dr. Gregorian has served as a director of the Corporation since 1990 and is Chairman of the Nominating and Corporate Gover-nance Committee and is a member of the Compensation and Ex-ecutive Committees.

[PHOTO OF VARTAN GREGORIAN]


--------------------------------------------------------------------------------

                   James H. Ross, age 62, has been since 1999 Chairman of National Grid plc, a public UK Company with interests in electricity transmission and telecommunications in England, Wales, the United States, Brazil and Argentina. Mr. Ross has also been since 1996 Chairman of The Littlewoods Organisation, a private company in Great Britain operating in the retail, home shopping and leisure businesses. Mr. Ross was Chief Executive and Deputy Chairman of Cable & Wireless plc, an international provider of telecommunications services, between 1992 and 1995. He was a Managing Director of British Petroleum plc, which engages in all phases of the petroleum business, from 1991 to 1992, and Chairman and Chief Executive Officer of BP America Inc., a subsidiary of British Petroleum plc, from 1988 to 1992. Mr. Ross is a director of Schneider Electric and Datacard Inc. He is a trustee of the Cleveland Orchestra. Mr. Ross has served as a director of the Corporation since 1989 and is Chairman of the Financial Policy Committee and is a member of the Executive and Nominating and Corporate Governance Committees.

[PHOTO OF JAMES H. ROSS]


--------------------------------------------------------------------------------

                   Sidney Taurel, age 52, has been Chairman, President and Chief Executive Officer of Eli Lilly and Company, a pharma-ceutical company, since 1999. Mr. Taurel was President and Chief Executive Officer of Eli Lilly and Company from June 1998 through December 1998. Prior to that, Mr. Taurel was President and Chief Operating Officer of Eli Lilly and Com-pany since 1996. He was elected a director of Eli Lilly and Company in 1991. Mr. Taurel joined Eli Lilly and Company in 1971 and has held management positions in the company's op-erations in Brazil and Europe. He served as President of Eli Lilly International Corporation from 1986 until 1991, as Executive Vice President of the Pharmaceutical Division from 1991 until 1993 and as Executive Vice President of Eli Lilly and Company from 1993 until his appointment in 1996 as President and Chief Operating Officer. Mr. Taurel is a director of IBM. He is also a member of the Board of Direc-tors of the Pharmaceutical Research and Manufacturers of America. Mr. Taurel is a member of the Board of Overseers of the Columbia Business School and a Trustee of the India-napolis Museum of Art. Mr. Taurel has served as a director of the Corporation since 1996 and is Chairman of the Com-pensation Committee and is a member of the Executive and Nominating and Corporate Governance Committees.


[PHOTO OF SIDNEY TAUREL]

--------------------------------------------------------------------------------
(a)Harold W. McGraw III and Robert P. McGraw are brothers and the sons of Harold W. McGraw, Jr.

--------------------------------------------------------------------------------

                   INFORMATION AS TO COMMITTEES, ATTENDANCE
                      AND FEES OF THE BOARD OF DIRECTORS

The Corporation's Board of Directors has standing Audit, Compensation and Nom-inating and Corporate Governance Committees.

The Audit Committee is comprised of Ms. Lois Dickson Rice and Messrs. Pedro Aspe, Winfried Bischoff, George B. Harvey and Edward B. Rust, Jr. During 2000, the Audit Committee held five meetings. The functions performed by the Audit Committee include assisting the Board of Directors in monitoring: (a) the in-tegrity of the financial statements of the Corporation; (b) the compliance by the Corporation with legal and regulatory requirements; and (c) the indepen-dence and performance of the Corporation's internal and external auditors. The functions performed by the Audit Committee are further described in the Char-ter of the Audit Committee, which is included as Exhibit A to this Proxy Statement.

The Compensation Committee is comprised of Ms. Lois Dickson Rice and Linda Koch Lorimer and Messrs. Vartan Gregorian, Edward B. Rust, Jr. and Sidney Taurel. During 2000, the Compensation Committee held seven meetings. The func-tions performed by the Compensation Committee include: (a) establishing and approving the compensation to be paid to members of the Corporation's senior management; (b) administering the Corporation's executive incentive plans; (c) administering the Corporation's stock incentive plans; and (d) authorizing and approving special compensation arrangements for senior management.

The Nominating and Corporate Governance Committee is comprised of Ms. Linda Koch Lorimer and Messrs. Vartan Gregorian, George B. Harvey, James H. Ross and Sidney Taurel. During 2000, the Nominating and Corporate Governance Committee held four meetings. The functions performed by the Nominating and Corporate Governance Committee include: (a) recommending to the Board of Directors the slate of nominees for election as directors at each Annual Meeting or for election by the Board of Directors on an interim basis; (b) recommending to the Board of Directors individuals to fill vacancies on it; (c) evaluating, on a continuing basis, possible candidates to serve on the Board of Directors;
(d) recommending to the Board of Directors appropriate compensation to be paid to the directors; (e) administering the Director Deferred Stock Ownership Plan; (f) determining whether any relationship exists between an outside di-rector and the Corporation that might affect the status of the director as in-dependent; and (g) making recommendations, from time to time, to the Board of Directors as to matters of corporate governance and periodically monitoring the Board's performance. The Nominating and Corporate Governance Committee is willing to consider recommendations of nominees by a shareholder if the share-holder submits the nomination in compliance with the advance notice, informa-tional and other requirements set forth in the Corporation's By-Laws. Share-holders should direct such recommendations of nominees to the Nominating and Corporate Governance Committee, c/o the Secretary of the Corporation at 1221 Avenue of the Americas, New York, New York 10020. The Corporation's By-Laws also contain detailed procedures, including time limitations, which a share-holder must comply with in order to introduce an item of business at a meeting of shareholders.

In addition to the above mentioned three Committees, the Corporation's Board of Directors has an Executive Committee and a Financial Policy Committee.

The Board of Directors of the Corporation held a total of eight meetings dur-ing 2000. All directors attended at least 75% of: (1) all meetings of the Board of Directors and (2) all meetings of all Board Committees on which they served. The overall attendance record for all directors as a group during 2000 was 95.9%.

The Corporation provides a competitive director compensation program in order to attract and retain highly qualified individuals with a broad range of expe-rience. In order to closely align the outside directors' compensation with the financial interests of shareholders, approximately 50% (or a greater percent-age should a director so elect) of each outside director's total annual com-pensation is paid in shares of the Corporation's Common Stock pursuant to the Director Deferred Stock Ownership Plan.

For 2000, outside directors of the Corporation received an annual cash re-tainer of $28,000, a cash fee of $1,200 for each Board meeting which they at-tended, and a cash fee of $1,000 for each meeting of the Audit, Compensation, Executive, Financial Policy and Nominating and Corporate Governance Committees which they attended.

Additionally, under the Director Deferred Stock Ownership Plan, each outside director received a deferred share credit equal to the average cash compensa-tion paid to all outside directors during the calendar year. For 2000, this credit was $47,372. These deferred share credits are payable in shares of the Corporation's Common Stock following a director's termination of Board membership. Further, pursuant to the Director Deferred Stock Ownership Plan, the Corporation has written agreements with Ms. Linda Koch Lorimer and Lois Dickson Rice and Messrs. Pedro Aspe, George B. Harvey and Edward B. Rust, Jr. in which they have elected to receive all or a portion of their annual cash retainer and Board and Committee meeting fees payable in deferred shares of the Corporation's Common Stock in lieu of the cash payments otherwise due and payable to them.

Pursuant to the Director Deferred Compensation Plan, the Corporation currently has written agreements with Ms. Lois Dickson Rice and Mr. Vartan Gregorian, respectively, to defer payment to them of all or a portion of their annual cash retainer and Board and Committee meeting fees which would otherwise be due and payable to them in connection with their service on the Board of Directors. Interest on the deferred cash amount is to be based on the monthly equivalent of a corporate bond index for the preceding year plus 2% (up to a maximum of 150% of the bond index).

Further, pursuant to the Directors Retirement Plan, annual retirement and dis-ability benefits are to be paid to each covered, non-employee director of the Corporation upon retirement at or after age 65 or in the event of disability in an amount equal to 10% of the then annual retainer fee for each year of service on the Board, provided that the director shall have been a Board mem-ber for at least five years. This Plan was amended in 1996 to provide that current Board members shall not accrue any additional benefits under the Plan after June 30, 1996 and any future new Board members after such date shall not participate in the Plan.

As an inside director who is an employee of the Corporation, Mr. Harold W. Mc-Graw III does not receive any fees for serving on the Board or for attending meetings of Board Committees.

Indemnification

Each of the directors and one of the executive officers have entered into an indemnification agreement with the Corporation pursuant to which each director and executive officer shall be indemnified against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred in any action or proceeding, whether civil or crimi-nal, or any appeal therein, to the fullest extent permitted by the applicable provisions of the New York Business Corporation Law. Such indemnification will be reduced to the extent that a director or executive officer is effectively indemnified by directors' and officers' liability insurance maintained by the Corporation. The Corporation has for many years carried directors' and offi-cers' liability insurance coverage. The Corporation's current insurance cover-age was purchased for the three-year period beginning December 31, 1999 and extending through December 31, 2002, for a three year aggregate premium of approximately $1,613,500. The Corporation has purchased this insurance cover-age from National Union Fire Insurance Company of Pittsburgh, PA.; Federal In-surance Company; and Great American Insurance Companies. This coverage, sub-ject to a number of standard exclusions and certain deductibles, indemnifies the directors and officers of the Corporation and its subsidiaries for liabilities or losses incurred in the performance of their duties up to an ag-gregate sum of $65,000,000. No sums have been paid under this coverage to the Corporation or any directors or officers nor have any claims for reimbursement been made under this policy.

        BENEFICIAL OWNERSHIP OF THE CORPORATION'S COMMON STOCK (a),(b)

The following table indicates the beneficial ownership of the Corporation's Common Stock as of February 15, 2001 by: (1) each of the directors and nomi-nees; (2) the chief executive officer and each of the other four most highly compensated executive officers; and (3) all directors, nominees and executive officers of the Corporation as a group, based upon information supplied by each of the directors, nominees and officers:

                          Sole Voting                                       Total                Director
                           Power and    Shared Voting   Right to Acquire    Number               Deferred
                             Sole         Power and     Shares within 60  of Shares   Percent of   Stock
                          Investment  Shared Investment Days by Exercise Beneficially   Common   Ownership
Name of Beneficial Owner     Power          Power          of Options       Owned      Stock(a)   Plan(c)
------------------------  ----------- ----------------- ---------------- ------------ ---------- ---------
Pedro Aspe..............      7,096                                           7,096       (d)      8,892
Robert J. Bahash........    194,527                          212,975        407,562       (d)
Winfried Bischoff.......      2,000                                           2,000       (d)      1,049
Vartan Gregorian........      1,968                                           1,968       (d)      4,561
George B. Harvey........      4,045                                           4,045       (d)      8,789
Linda Koch Lorimer......      2,708                                           2,708       (d)      6,792
Barbara B. Maddock......     41,155                           87,666        128,821       (d)
Harold W. McGraw III....    427,752                          551,040        978,792       (d)
Robert P. McGraw........     78,442                                          78,442       (d)      1,909
John D. Negroponte......      9,776                           48,400         58,176       (d)
Lois Dickson Rice.......      1,250                                           1,250       (d)      4,984
James H. Ross...........      3,124                                           3,124       (d)      4,561
Edward B. Rust, Jr. ....      1,000                                           1,000       (d)
Sidney Taurel...........      2,000                                           2,000       (d)      5,120
Kenneth M. Vittor.......     49,713                           79,587        129,300       (d)
All Directors and Execu-
 tive Officers of the
 Corporation as a group
 (a total of 21 persons,
 including those named
 above)(e)(f)...........    934,088                        1,213,091      2,147,179      1.1%     46,657

-------
(a) The number of shares of Common Stock outstanding on February 15, 2001 was 194,909,896. The percent of Common Stock is based on such number of shares and is rounded off to the nearest one percent.

(b) To the Corporation's knowledge, no person is the beneficial owner of more than 5% of the Corporation's Common Stock, other than FMR Corp., having a principal place of business at 82 Devonshire Street, Boston, Massachusetts 02109-3614 ("FMR"). On February 14, 2001, FMR advised the Corporation by furnishing the Corporation with its Schedule 13G filed with the Securities and Exchange Commission that, as of December 31, 2000, it beneficially owned in the aggregate 11,648,701 shares or approximately 5.9% of the out-standing Common Stock of the Corporation. FMR has certified in its Sched-ule 13G filing that the Corporation's Common Stock was acquired in the or-dinary course of business and was not acquired for the purpose of changing or influencing control of the Corporation.

(c) This amount represents the number of shares of the Corporation's Common Stock which have been credited to a bookkeeping account maintained for each non-employee director of the Corporation pursuant to the Director De-ferred Stock Ownership Plan. This Plan is further described on pages 6 and 7.

(d) Less than 1%.

(e) Spouses and children of some
    members of this group may own
    other shares in which the mem-
    bers of this group disclaim any
    beneficial interest and which
    are not included in the above
    table.

(f) Harold W. McGraw, Jr., Chairman
    Emeritus of the Corporation, is
    the beneficial owner, as of
    February 28, 2001, of 4,805,050
    shares of Common Stock, of
    which 68,090 are held in Mr.
    McGraw's name and 4,736,960 are
    held in the name of the Harold
    W. McGraw, Jr. Trust. These
    shares represent approximately
    2.5% of the Corporation's is-
    sued and outstanding Common
    Stock. In addition, Anne P. Mc-
    Graw, the wife of Harold W. Mc-
    Graw, Jr., is the beneficial
    owner of 160,000 shares of Com-
    mon Stock. None of these shares
    has been included in the above
    table.

                   INFORMATION AS TO EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation of the Corporation's chief executive officer and each of the other four most highly compensated executive officers (the "Named Officers") for services rendered in all capacities to the Corporation in 1998, 1999 and 2000:

                          SUMMARY COMPENSATION TABLE

                                 Annual Compensation                  Long-Term Compensation
                          ---------------------------------- ----------------------------------------------
                                                                    Awards            Payouts
                                                     Other   ---------------------   ----------      All
                                                    Annual   Restricted Securities   Long-Term      Other
Name and Principal                                  Compen-    Stock    Underlying   Incentive     Compen-
Position                  Year  Salary    Bonus    sation(a) Awards(b)   Options     Payouts(c)     sation
------------------------  ---- -------- ---------- --------- ---------- ----------   ----------    --------
Harold W. McGraw III      2000 $900,000 $1,400,000  $32,719       0      125,000     $1,238,254    $197,601(f)
Chairman, President and   1999  825,000  1,200,000   38,805       0      189,239(d)   1,734,826     148,720
Chief Executive Officer   1998  712,000    759,562   42,158       0      134,400      1,620,019     133,418
Robert J. Bahash          2000 $605,000 $  770,000  $20,789       0       48,000     $  780,262    $127,032(f)
Executive Vice
 President,               1999  575,000    700,000   24,388       0      183,518(d)   1,081,168     104,783
Chief Financial Officer   1998  505,000    468,079   26,893       0       57,752(d)   1,051,854      93,228
John D. Negroponte        2000 $420,000 $  420,000  $10,097       0       28,000     $  365,864    $ 73,447(f)
Executive Vice
 President,               1999  400,000    400,000    6,481       0       26,400            -- (e)   60,853
Global Markets            1998  375,000    284,918    3,234       0          --             -- (e)    2,978
Kenneth M. Vittor         2000 $390,000 $  380,000  $10,097       0       52,483(d)  $  365,864    $ 68,397(f)
Executive Vice President
 and                      1999  370,000    350,000   11,570       0       36,486(d)     502,383      56,536
General Counsel           1998  320,000    244,215   11,847       0       39,330(d)     417,806      51,490
Barbara B. Maddock        2000 $370,000 $  380,000  $10,004       0       41,418(d)  $  357,216    $ 66,497(f)
Executive Vice
 President,               1999  350,000    350,000   10,537       0       37,048(d)     408,664      51,156
Organizational
 Effectiveness            1998  292,500    207,583    9,874       0       23,200        342,790      38,441

-------
(a) Represents dividend equivalents
    paid on outstanding Long-Term Re-
    stricted Performance Share and
    Restricted Stock Awards.

(b) The number and value of Re-
    stricted Performance Share hold-
    ings at year end was as follows:

                              2000
                    -------------------------
                     Unearned
                    Restricted
                    Performance     Value
                      Shares    (at $58.625)*
                    ----------- -------------
  H. W. McGraw
   III.............   34,807     $2,040,560
  R. J. Bahash.....   22,116     $1,296,551
  J. D.
   Negroponte......   10,741     $  629,691
  K. M. Vittor.....   10,741     $  629,691
  B. B. Maddock....   10,643     $  623,946

  * Based on a closing price of the
    Corporation's Common Stock on
    December 29, 2000 of $58.625 as
    reported on the New York Stock
    Exchange Composite Transactions
    Tape.

  Dividend equivalent payments
  equal to the dividend paid on the
  Corporation's Common Stock were
  paid in cash on Restricted Per-
  formance Shares in 2000.

(c) The 2000 payment amount, representing a 150% payout, is based on a fair market value of $58.83 for the Corporation's Common Stock on February 15, 2001.

(d) Includes Restoration Stock Options as discussed more fully on page 10.

(e) Mr. Negroponte did not participate in the 1996 and 1997 Long-Term Incen-tive Awards which matured December 1998 and December 1999, respectively.

(f) For 2000, the dollar value re-
    ported in this column includes
    the following items:

                                     2000
                       Above     Corporation
                       Market    Contribution
                    Interest on   to Defined
                      Deferred   Contribution
                    Compensation    Plans      Total
                    ------------ ------------ --------
H. W. McGraw III..         --      $197,601   $197,601
R. J. Bahash....       $4,958      $122,074   $127,032
J. D.
 Negroponte.....           --      $ 73,447   $ 73,447
K. M. Vittor....           --      $ 68,397   $ 68,397
B. B. Maddock...           --      $ 66,497   $ 66,497

                             OPTION GRANTS IN 2000

The following table sets forth all grants of stock options made during 2000 pursuant to the 1993 Employee Stock Incentive Plan to the Named Officers in the Summary Compensation Table:

                                            Individual Grants
                         --------------------------------------------------------------
                                                                                           Potential Realizable Value at
                                     Number of      % of Total                             Assumed Annual Rates of Stock
                                     Securities      Options                               Price Appreciation for Option
                                     Underlying     Granted to  Exercise                              Term(a)
                                      Options      Employees in or Base      Expiration    ---------------------------------
    Name                    Type      Granted          2000      Price          Date             5%                10%
    ----                 ----------- ----------    ------------ --------     ----------    --------------    ---------------
H. W. McGraw III........ Annual        125,000 (b)     3.01%    $59.2813     01/02/2010    $    4,660,200    $    11,809,888
R. J. Bahash............ Annual         48,000 (b)     1.16%    $59.2813     01/02/2010    $    1,789,517    $     4,534,997
J. D. Negroponte........ Annual         28,000 (b)     0.67%    $59.2813     01/02/2010    $    1,043,885    $     2,645,415
K.M. Vittor............. Annual         28,000 (b)     0.67%    $59.2813     01/02/2010    $    1,043,885    $     2,645,415
                         Restoration    12,304 (c)     0.30%    $59.4063     01/01/2008    $      297,571    $       693,452
                         Restoration    12,179 (c)     0.29%    $59.4063     01/03/2009    $      345,454    $       827,399
B. B. Maddock........... Annual         28,000 (b)     0.67%    $59.2813     01/02/2010    $    1,043,885    $     2,645,415
                         Restoration     7,390 (c)     0.18%    $58.8438     01/01/2007    $      177,034    $       412,556
                         Restoration     6,028 (c)     0.15%    $58.8438     01/01/2006    $      120,637    $       273,680
All Shareholders........ N/A                N/A         N/A          N/A            N/A    $6,149,650,873(d) $15,584,458,708(d)
All Optionees........... N/A         4,153,929          100%    $49.9616 (e)           (e) $  127,250,482    $   321,504,628
Optionees' Gain as % of
 All Shareholders'
 Gain................... N/A                N/A         N/A          N/A            N/A              2.07%              2.06%

-------
(a) The dollar amounts under these           RSO grants are non-qualified, and
    columns are the result of calcu-         are first exercisable six months
    lations at the 5% and 10% rates          after the date of grant at the
    required by the Securities and           market value at the date of grant
    Exchange Commission for the op-          of the RSO. Only one RSO will be
    tion term and therefore are not          granted for each original stock
    intended to and may not accu-            option granted. In the event of a
    rately forecast possible future          change in control of the Corpora-
    appreciation, if any, of the Cor-        tion, all options become fully
    poration's Common Stock price.           vested.

(b) The annual awards, which were        (c) Restoration options granted pur-
    granted pursuant to the 1993 Em-         suant to provisions described
    ployee Stock Incentive Plan, were        above.
    for non-qualified stock options
    and provide that one-half of the     (d) The amount shown represents the
    option vests on the first anni-          hypothetical return to all share-
    versary of the grant, and the re-        holders of the Corporation's Com-
    maining one-half vests on the            mon Stock assuming that all the
    second anniversary of the grant.         shareholders purchased the Corpo-
    In the event of a change in con-         ration's Common Stock at the
    trol of the Corporation, the op-         close of business on January 3,
    tion becomes fully vested.               2000 at a purchase price of
                                             $49.9616, the average price for
    The Compensation Committee ap-           all optionees, and that all
    proved a new stock option en-            shareholders hold the Common
    hancement in 1997 called a Resto-        Stock continuously for a ten-year
    ration Stock Option ("RSO"). If          period. The number of outstanding
    shares of the Corporation's Com-         shares of Common Stock on January
    mon Stock are delivered in pay-          3, 2000 was 195,720,974. The hy-
    ment of the exercise price of a          pothetical return presented is
    stock option (as opposed to the          not intended as a projection of
    use of cash or "cashless exer-           the future performance of the
    cises"), an RSO will be granted          Corporation's Common Stock, but
    equal to the number of shares            rather is provided for illustra-
    used to exercise the stock op-           tive purposes only.
    tion. The expiration date of
    these RSO grants (which are made     (e) Expiration dates range from Janu-
    pursuant to the 1993 Employee            ary 1, 2001 through November 30,
    Stock Incentive Plan) remains the        2010. $49.9616 represents the av-
    last day the underlying grant is         erage exercise price of the
    exercisable. Additionally, if            grants to all optionees. All
    shares are withheld to satisfy           grants were made at the fair mar-
    the tax obligation on the real-          ket value of the Corporation's
    ized gain, the RSO will include          Common Stock at the time of the
    shares equal to the number of            grant.
    shares withheld for taxes.

      AGGREGATE OPTION EXERCISES IN 2000 AND 2000 YEAR-END OPTION VALUES

The following table sets forth information with respect to options exercised by each of the Named Officers during 2000 and the number and value of unexer-cised options as of December 31, 2000:

                                                    Number of Securities
                                                   Underlying Unexercised     Value of Unexercised
                                                         Options at           In-The-Money Options
                                                      December 31, 2000      at December 31, 2000(a)
                         Shares Acquired  Value   ------------------------- -------------------------
  Name                     On Exercise   Realized Exercisable Unexercisable Exercisable Unexercisable
  ----                   --------------- -------- ----------- ------------- ----------- -------------
H. W. McGraw III........     17,197      $ 54,815   433,540      180,000    $11,236,796   $385,000
R. J. Bahash............          0      $      0   166,475       70,500    $   608,781   $157,500
J. D. Negroponte........      8,000      $159,600    21,200       41,200    $   312,150   $ 92,400
K. M. Vittor............     31,476      $517,671    27,904       65,683    $   304,339   $ 92,400
B. B. Maddock...........     22,000      $803,782    60,466       41,200    $   629,555   $ 92,400

-------
(a) Based on a closing price of the Corporation's Common Stock on December 29, 2000 of $58.625 as reported on the New York Stock Exchange Composite Transactions Tape.

                    LONG-TERM INCENTIVE PLAN AWARDS IN 2000

The following table sets forth information concerning long-term incentive awards granted during 2000 to the Named Officers pursuant to the 1993 Employee Stock Incentive Plan:

                                                                         Estimated Future Payout
                                                                    Under Non-Stock Price Based Plans
                                                                    -----------------------------------
                               Number of        Performance Period   Threshold    Target     Maximum
                              Restricted              Until          Number of   Number of  Number of
  Name                   Performance Shares(a) Maturation or Payout   Shares      Shares     Shares
  ----                   --------------------- -------------------- ----------- ----------- -----------
H. W. McGraw III........     10,121 shares           3 Years            2,024       10,121     15,182
R. J. Bahash............      6,494 shares           3 Years            1,299        6,494      9,741
J. D. Negroponte........      3,205 shares           3 Years              641        3,205      4,808
K. M. Vittor............      3,205 shares           3 Years              641        3,205      4,808
B. B. Maddock...........      3,205 shares           3 Years              641        3,205      4,808

-------
(a) Restricted Performance Share Awards pursuant to the 1993 Employee Stock Incentive Plan with payment in the Corporation's Common Stock based upon the degree of achievement of a three-year cumulative compound growth rate in diluted earnings per share ("the EPS growth goal") maturing on December 31, 2002. The awards do not provide for interim payments (other than the payment of dividend equivalents). The threshold amount will be earned at the achievement of 60% of the EPS growth goal, the target amount will be earned at the achievement of 100% of the EPS growth goal and the maximum award amount will be earned at the achievement of 120% or more of the EPS growth goal. The Awards will be forfeited if the achievement is less than 60% of the EPS growth goal. The Restricted Performance Shares are entitled to dividend equivalent payments and voting rights comparable to the Corpo-ration's Common Stock based upon the target number of shares awarded.

    In the event of a change in control of the Corporation, all of the finan-cial goals are deemed to have been satisfied, and the recipient will re-ceive the target amount no later than the normal maturity date of the award.

                     SHAREHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a graph comparing the yearly percentage change in the cumu-lative total shareholder return on the Corporation's Common Stock with the cu-mulative total return of the S&P 500 Composite Stock Index and the cumulative total return for a group of peer companies for the five-year period commencing on January 1, 1996 and ending on December 31, 2000.

                              Shareholder Return
                               Performance Graph
                   Five Year Cumulative Total Return a,b,c,d
                        (Year Ending December 31, 2000)

                                    [GRAPH]


                                    1995   1996   1997   1998   1999   2000
                                  ------ ------ ------ ------ ------ ------

    The McGraw-Hill Companies        100    109    179    252    310    300

    S&P 500 Composite Stock Index    100    123    164    211    255    232

    Peer Group                       100    117    179    187    245    215




Assumes $100 invested on December 31, 1995 in The McGraw-Hill Companies Common Stock, S&P 500 Composite Stock Index and Peer Group.

(a) Total return includes reinvest-
ment of dividends through December
31, 2000.

(b) Peer Group includes the following
companies: Dow Jones & Company, Inc.,
The Dun & Bradstreet Corporation,
Gannett Co., Inc., Houghton Mifflin
Company, Knight-Ridder Inc., Meredith
Corporation, The New York Times Com-
pany, Times Mirror Corporation
(through December 1999), and Tribune
Company.

(c) In November 1996, Dun &
Bradstreet Corporation ("D&B") spun-
off two subsidiaries. In calculating
the total shareholder return for D&B,
the shares of the spun-off subsidiar-
ies were deemed to be reinvested in
shares of D&B. In June 1998, D&B com-
pleted the spin-off of R.H. Donnelley
Corporation through a tax-free divi-
dend. The Peer Group results reflect
total shareholder returns for D&B,
including the reinvestment of a $6
per share cash equivalent distribu-
tion. Effective October 2, 2000, D&B
completed the spin-off of Moody's In-
vestor Service business segment. A
$57 cash equivalent distribution in
connection with the spin-off of
Moody's was reinvested to account for
the new capital structure.

(d) Effective June 12, 2000, Tribune
Company completed its merger with
Times Mirror Corporation ("TMC"). The
five year cumulative total return in-
cludes TMC as part of the index re-
turns beginning with December 31,
1995 through December 31, 1999. Be-
ginning with 2000, TMC has been elim-
inated from the index.

                       COMPENSATION COMMITTEE REPORT ON
                            EXECUTIVE COMPENSATION


Introduction

The McGraw-Hill Companies' executive compensation program (the "Program") is administered by the Compensation Committee of the Board of Directors (the "Committee") which is composed of the individuals listed below who are inde-pendent non-employee directors of the Corporation. The Committee has sole re-sponsibility for all compensation matters with respect to the Corporation's senior management. The Committee regularly reports to the Board of Directors on its activities and decisions and meets in executive session with all non-employee directors at year-end to review the CEO's performance and compensa-tion.

Philosophy

The Program has been designed to enable the Corporation to attract, motivate and retain senior management by providing a fully competitive total compensa-tion opportunity based on performance. The Program consists of three key ele-ments: (1) base salaries which reflect competitive marketplace data and evalu-ated individual performance; (2) annual incentive opportunities which are pay-able for the achievement of annual financial performance goals established by the Committee; and (3) long-term stock-based incentive opportunities consist-ing of annual grants of restricted performance shares, which are payable for the achievement of three-year financial performance goals established by the Committee, and annual stock option grants. The stock-based incentive opportu-nities are intended to align the interests of senior management with those of the Corporation's shareholders. The executive compensation program permits differentiation in total compensation opportunity based on assessments of in-dividual performance, contributions, assignments and future potential. Fur-ther, the program is structured so that at higher management levels a larger portion of annual compensation is variable, based on company performance, and a larger portion of total compensation is composed of stock-based compensa-tion.

The Committee's policy with respect to the tax deductibility of executive com-pensation under Section 162(m) of the Internal Revenue Code is to qualify such compensation for deductibility where practicable. The 1996 Key Executive Short-Term Incentive Compensation Plan and the 1993 Employee Stock Incentive Plan have been approved by the Corporation's shareholders pursuant to the re-quirements of Section 162(m) of the Internal Revenue Code so that the awards earned under these plans will qualify for tax deduction by the Corporation when paid.

Following is a discussion of each of the elements of the Program and a de-scription of the specific decisions and actions taken by the Committee with regard to 2000 compensation for the CEO.

Program Competitiveness

Each element of the Program is intended to be fully competitive with compara-ble elements of competitor companies in the publishing, information and media industry. Base salaries are determined within the framework of position re-sponsibility, individual performance and the external marketplace. Competitive market data are derived annually using a third-party consultant survey of the publishing, information and media industry, which includes reported data from companies in the peer group index of the Shareholder Return Performance Graph (the "Peer Group").

The annual incentive award opportunities are established by the Committee based on recommendations developed by an independent compensation consulting firm selected by the Committee. These recommended incentive opportunities are competitive with median levels of incentive opportunities using available in-centive opportunity data for the competitor companies included in the Peer Group and incentive opportunity data from a third-party media industry compen-sation survey of other publishing, information and media companies.

The long-term incentive grant guidelines provide competitive long-term compen-sation opportunities in the form of restricted performance share and stock op-tion grants. The grant guidelines for these awards are derived from general industry long-term incentive grant data and are adjusted by an independent compensation consultant to reflect median long-term incentive grant practices of publishing, information and media industry companies including those in the Peer Group.

Annual Salary and Incentive Compensation

Annual compensation for senior management consists of base salary and the an-nual incentive awards earned under the 1996 Key Executive Short-Term Incentive Compensation Plan. Base salary increases for senior executives other than the CEO are recommended annually by Mr. McGraw and are reviewed and approved by the Committee.

Target awards established under the 1996 Key Executive Short-Term Incentive Compensation Plan are established as a dollar amount for each executive at the beginning of the year. The maximum payment opportunity is set at 200% of the annual target award. Payment of the annual incentive awards for Mr. McGraw and the other executives named in the Summary Compensation Table is based on the Corporation's performance in relation to minimum, target and maximum diluted Earnings Per Share goals which are approved by the Committee at the beginning of the plan year.

Long-Term Incentive Compensation
The long-term incentive compensation program for senior management consists of two types of annual stock awards: restricted performance shares and stock op-tions. Restricted performance share awards are established for each executive and granted annually on or before April 1. The awards vest at the end of a three-year award cycle within a range of 20% to 150% of the shares awarded based on the achievement of minimum, target and maximum cumulative compound diluted Earnings Per Share growth goals which are established by the Committee at the beginning of the award cycle. These restricted performance share awards are subject to forfeiture if the minimum performance goal is not attained, or if a participant's employment is terminated for certain reasons before the shares become vested. During the award cycle, participants receive dividends on and have the right to vote the awarded shares.

The second component of the long-term incentive compensation program consists of stock options which provide participants with the right to purchase shares of the Corporation's Common Stock at its market value on the date of grant. Each stock option grant becomes exercisable in two equal annual installments commencing one year after grant, and each grant has a ten-year maximum term.

2000 CEO Compensation
Mr. McGraw's base salary is reviewed annually by the Committee which considers competitive CEO base salary information from the Peer Group companies, Mr. McGraw's individual performance and contributions since his last review, and the merit increase guidelines in effect for other salaried employees during this period. Effective January 1, 2000, the Committee increased Mr. McGraw's base salary by 9.1% to $900,000 based on its review and assessment of the fac-tors and criteria described above.

In January 2000, stock-based long-term incentive awards were granted. Mr. Mc-Graw received an award of 10,121 restricted performance shares which will mature on December 31, 2002, subject to the achievement of the Committee-approved diluted Earnings Per Share performance goals established for this award, and he received 125,000 stock option shares. These awards are disclosed in the Long-Term In-centive Plan Awards Table and the Option Grants Table.

In order to calculate the degree of achievement of the Earnings Per Share Goals for the 2000 Short-Term Incentive Compensation Award and the 1998, 1999, and 2000 Long-Term Restricted Performance Share Awards, the Committee deter-mined that the reported 2000 diluted Earnings Per Share, excluding the one-time gain on the sale of Tower Group International, the dilution associated with the Tribune Education acquisition, and the cumulative effect of the change in accounting required by the Securities and Exchange Commission's Staff Accounting Bulletin No. 101, as amended, (Revenue Recognition in Finan-cial Statements), would be used for purposes of determining the degree of achievement of these awards.

In early 2001, the Committee reviewed and approved the 2000 annual incentive award payment for Mr. McGraw under the 1996 Key Executive Short-Term Incentive Compensation Plan. Based on the Corporation's adjusted diluted Earnings Per Share for 2000, as measured against the Earnings Per Share performance goal established by the Committee at the beginning of the year, Mr. McGraw's earned incentive payment was $1,400,000, representing 200% of his 2000 target oppor-tunity.

In early 2001, the Committee reviewed and approved the degree of achievement and award payout to Mr. McGraw for the 1998 Long-Term Restricted Performance Share Award which covered the years 1998, 1999 and 2000 and matured on Decem-ber 31, 2000. The cumulative compound Earnings Per Share growth for the three-year award cycle exceeded the maximum 150% payment goal established by the Committee for this Award. As a result, Mr. McGraw received a share payment of 21,048 shares representing 150% of his target award. The dollar value of Mr. McGraw's 1998 Long-Term Restricted Performance Share Award payout is shown in the Long-Term Incentive Plan Payout Column of the Summary Compensation Ta-ble.

Closing Statement

The Committee believes that the caliber and motivation of the Corporation's key employees and the quality of their leadership make a significant differ-ence in the long-term performance of the Corporation. The Committee further believes that compensation should vary with the Corporation's financial per-formance so that executives are well rewarded when performance meets or exceeds standards established by the Committee, and there should be downside risks to compensation when performance does not meet these standards.

In its view, the Committee believes that The McGraw-Hill Companies' executive compensation program is meeting the goals contained in the Program's philosophy.

The foregoing report has been furnished on behalf of the Board of Directors by the members of its Compensation Committee.

                  Sidney Taurel (Chairman)
                  Vartan Gregorian
                  Linda Koch Lorimer
                  Lois Dickson Rice

                            AUDIT COMMITTEE REPORT
The Audit Committee reviews the Corporation's financial reporting process on behalf of the Board of Directors. All of the members of the Committee are in-dependent directors in accordance with the definition of such independence as provided by the listing standards of the New York Stock Exchange. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Board of Directors has adopted a written charter for the Audit Committee, which is included as Ex-hibit A to this Proxy Statement.

In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Corporation's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors, which review included a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee discussed with the independent auditors matters re-quired to be discussed by Statement on Auditing Standards No. 61 (Communica-tion With Audit Committees).

In addition, the Committee has reviewed with the independent auditors the au-ditor's independence from the Corporation and its management. The Audit Com-mittee received from the independent auditors the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

The Committee discussed with the Corporation's internal and independent audi-tors the overall scope and plans for their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Corporation's internal controls, and the overall quality of the Corporation's financial reporting.

The Committee has also considered whether the provision of services by our in-dependent auditors Ernst & Young LLP not related to the audit of the financial statements referred to above is compatible with maintaining Ernst & Young LLP's independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission. The Committee and the Board also have recommended, subject to shareholder approval, the selection of the Corporation's indepen-dent auditors for 2001.

               George B. Harvey (Chairman)
               Pedro Aspe
               Winfried F.W. Bischoff
               Lois Dickson Rice

                       DEFINED BENEFIT RETIREMENT PLANS

The officers named in the Summary Compensation Table are entitled to retire-ment benefits under two defined benefit plans maintained by the Corporation:
The Employee Retirement Plan ("ERP"), and the Employee Retirement Plan Supple-ment ("ERP Supplement"). In addition, Messrs. McGraw and Bahash participate in the Senior Executive Supplemental Death, Disability and Retirement Benefits Plan (the "Supplemental Benefits Plan").

The ERP provides participants with retirement benefits based upon career com-pensation. These benefits are subject to limitation under certain provisions of the Internal Revenue Code. The Corporation makes all of the required con-tributions to the Plan and participants make no contributions to such Plan. The benefit formula applicable to the Named Officers is 1.0% of each year's earnings, and the vesting schedule of ERP provides that participants are 100% vested after comple-tion of five years of continuous service with the Corporation. Under the ERP Supplement, participants are provided with retirement benefits that would have been provided under the ERP except for the limitations imposed by the Internal Revenue Code.

Under the Supplemental Benefits Plan, a participant is entitled to receive upon normal retirement at age 65 an annual retirement benefit equal to 55% of the participant's highest rate of annual base salary and highest target oppor-tunity under the Key Executive Short-Term Incentive Compensation Plan during the 36 month period before retirement, reduced by the participant's annual re-tirement benefits under ERP and ERP Supplement, the annual annuity value of a hypothetical savings account, the participant's annual retirement benefit un-der pension plans of any previous employers, and the participant's annual So-cial Security retirement benefit.

The following table sets forth the annual benefits under the ERP, the ERP Sup-plement, and the Supplemental Benefits Plan (computed as a straight life annu-ity payment) payable upon retirement at age 65 to each of the Named Officers based upon the Corporation's contributions and the participant's 2000 compen-sation (salary and 2000 target opportunity under the Key Executive Short-Term Incentive Compensation Plan for purposes of the Supplemental Benefits Plan):

                        ANNUAL RETIREMENT BENEFIT FROM
                            CORPORATE CONTRIBUTIONS

                         ERP and     Supplemental
       Name           ERP Supplement Benefits Plan  Total
       ----           -------------- ------------- --------
Harold W. McGraw III     $289,000      $282,000    $571,000
Robert J. Bahash         $170,000      $194,000    $364,000
John D. Negroponte       $ 35,000      $      0    $ 35,000
Kenneth M. Vittor        $113,000      $      0    $113,000
Barbara B. Maddock       $ 91,000      $      0    $ 91,000

Pursuant to the Supplemental Benefits Plan, in the event of involuntary termi-nation of employment without cause or resignation of employment by the partic-ipant for good reason within two years after a change of control of the Corpo-ration, or resignation by the participant for any reason during the 30 day pe-riod following the first anniversary of such change of control, a participant shall receive a lump sum payment that is actuarially equivalent to the monthly retirement benefit the participant would have received ranging from 44% to 55% of final monthly earnings and target opportunity under the Key Executive Short-Term Incentive Compensation Plan, based upon the participant's age at the date of termination. The Supplemental Benefits Plan is administered by the Compensation Committee of the Board of Directors, which Committee approves participants who are recommended by the Corporation's Chief Executive Officer.

Senior Executive Severance Plan

The Senior Executive Severance Plan provides that if the employment of a participating senior executive of the Corporation, including the Named Officers, is involuntarily terminated without cause or the executive resigns for good reason, the executive shall receive a minimum severance payment of 12 months base salary and a maximum severance payment of 24 months base salary, the actual amount of severance to be based upon 1.6 multiplied by the number of years of continuous service with the Corporation. In addition, each participant shall continue to participate in the Corporation's retirement, life, medical and other insurance benefit plans and programs during the period the participant receives severance payments, or in lieu thereof, each participant shall receive an additional cash payment equal to 10% of the severance amount. The receipt of payments by participants pursuant to the Senior Executive Severance Plan is in lieu of receiving benefits pursuant to the Corporation's regular separation allowance plan, which plan is applicable to all full-time employees of the Corporation. The Plan was amended to provide that benefits will be payable to participants who voluntarily terminate their employment within a 30 day period one year after a change in control of the Corporation has occurred. The Senior Executive Severance Plan is administered by the Compensation Committee of the Board of Directors, which Committee approves participants who are recommended by the Corporation's Chief Executive Officer.

            2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
During the year ended December 31, 2000, Ernst & Young LLP audited the consol-idated financial statements of the Corporation and its subsidiaries.

Audit Fees

During the year ended December 31, 2000, Ernst & Young LLP billed the Corpora-tion an aggregate of $2.2 million in fees for professional services rendered for the audit of the Corporation's annual financial statements for the year ended December 31, 2000, and for the reviews of the financial statements in-cluded in the Corporation's Forms 10-Q filed with the Securities and Exchange Commission for the year ended December 31, 2000.

All Other Fees

During the year ended December 31, 2000, Ernst & Young LLP billed the Corpora-tion an aggregate of $4.9 million in fees for professional services rendered for services other than those included under the paragraph referred to above under the heading "Audit Fees". Said $4.9 million included audit-related serv-ices of $1.2 million and non-audit services of $3.7 million. Audit-related services generally included fees for pension and other special purpose audits, accounting consultations and securities registration statements. Non-audit re-lated services generally included fees for tax compliance and consulting serv-ices. Ernst & Young LLP did not bill the Corporation any amounts for Financial Information Systems Design and Implementation Fees.

The Board of Directors, after receiving a favorable recommendation from the Audit Committee, has again selected Ernst & Young LLP to serve as the Corpora-tion's independent auditors for 2001. Although not required to do so, the Board is submitting the selection of this firm for ratification by the Corpo-ration's shareholders to ascertain their views. Ernst & Young LLP has advised the Corporation that it has no direct, nor any material indirect, financial interest in the Corporation or any of its subsidiaries. A representative of Ernst & Young LLP is expected to be present at the Meeting with the opportu-nity to make a statement if the representative desires to do so, and such rep-resentative will be available to respond to appropriate questions.

The following resolution will be offered by the Board of Directors at the
Meeting:

  RESOLVED: That the selection by the Board of Directors of Ernst & Young LLP as independent auditors for this Corporation and its subsidiaries for 2001 be, and hereby is, ratified and approved.

The Board of Directors' Recommendation

Your Board recommends that you vote FOR this resolution. Unless otherwise specified by the shareholder, the Board intends the accompanying proxy to be voted for this resolution.
                               3. OTHER MATTERS
The Board of Directors knows of no other matters which may properly be brought before the Meeting. However, if other matters should properly come before the Meeting, it is the intention of those named in the solicited proxy to vote such proxy in accordance with their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Corpora-tion's directors, executive officers, and persons who own more that 10% of a registered class of the Corporation's equity securities, to file with the Se-curities and Exchange Commission and the New York Stock Exchange reports on Forms 3, 4 and 5 concerning their ownership of the Common Stock and other eq-uity securities of the Corporation.

Based solely on the Corporation's review of copies of such reports and written representations that no other reports were required, the Corporation believes that all of its directors and executive officers filed all of said reports on a timely basis during 2000 except for Vartan Gregorian, who inadvertently filed one late report on Form 4 disclosing one transaction.

Deadlines for Submission of Shareholder Proposals

There are two different deadlines for the submission of shareholder proposals.

Shareholder proposals which are being submitted for inclusion in the Corpora-tion's proxy statement and form of proxy for the 2002 Annual Meeting of Share-holders must be received by the Corporation at its principal executive of-fices, 1221 Avenue of the Americas, New York, New York 10020, on or before No-vember 23, 2001. Such proposals when submitted must be in full compliance with applicable laws, including Rule 14a-8 of the Securities Exchange Act of 1934.

Under the Corporation's By-Laws, shareholder proposals which are being submitted other than for inclusion in the Corporation's proxy statement and form of proxy for the 2002 Annual Meeting of Shareholders must be received by the Corporation at its principal executive offices, 1221 Avenue of the Americas, New York, New York 10020, no earlier than December 27, 2001 and no later than January 25, 2002. Such proposals when submitted must be in full compliance with applicable law and the Corporation's By-Laws.

                                             By Order of the Board of Directors

              Scott L. Bennett
              Senior Vice President, Associate General Counsel and Secretary

              New York, New York
              March 26, 2001

                                                                      EXHIBIT A

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                            AUDIT COMMITTEE CHARTER

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                            AUDIT COMMITTEE CHARTER

The Audit Committee is appointed by the Board to assist the Board in monitor-ing (1) the integrity of the financial statements of the Company, (2) the com-pliance by the Company with legal and regulatory requirements and (3) the in-dependence and performance of the Company's internal and external auditors.

The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange. The members of the Audit Commit-tee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee.

The Audit Committee shall have the authority to retain special legal, account-ing or other consultants to advise the Committee. The Audit Committee may re-quest any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

4. Review with management and the independent auditor the Company's quarterly and yearly financial statements prior to the filing of a Form 10-Q or Form 10-K.

5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

8.  Approve the fees to be paid to the independent auditor.

9. Receive periodic reports from the independent auditor regarding the audi-tor's independence, discuss such reports with the auditor, and if so de-termined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

10. Evaluate together with the Board the performance of the independent audi-tor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

11. Review the appointment and replacement of the senior internal auditing ex-ecutive.

12. Review the significant reports to management prepared by the internal au-diting department and management's responses.

13. Meet with the independent auditor prior to the year-end audit to review the scope of year-end work and coordination of efforts between the inde-pendent auditors and the internal audit department.

14. Obtain reports, as appropriate, from management, the Company's senior in-ternal auditing executive, and/or the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with ap-plicable legal requirements and the Company's Code of Business Ethics.

15. Discuss with the independent auditor the matters required to be discussed by generally accepted auditing standards relating to the conduct of the audit.

16. Review with the independent auditor any problems or difficulties the audi-tor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

    (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required in-formation.

    (b) Any changes required in the planned scope of the internal audit.

    (c) The internal audit department responsibilities, budget and staffing.

17. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

18. Advise the Board with respect to the Company's policies and procedures re-garding compliance with the Company's Code of Business Ethics.

19. Meet at least annually with the Chief Financial Officer, the senior inter-nal auditing executive, and the independent auditor in separate executive sessions.

20. Review, as appropriate, with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagree-ments, if any, between management and the independent auditor or to assure com-pliance with laws and regulations and the Company's Code of Business Ethics.

     [RECYCLE LOGO - Printed on Recycled Paper for a quality environment.]

                        The McGraw-Hill Companies, Inc.
  Proxy/Voting Instruction Card Solicited on Behalf of the Board of Directors


The undersigned appoints Scott L. Bennett and Kenneth M. Vittor, and each of them, proxies with full power of substitution, to vote the shares of stock of The McGraw-Hill Companies, Inc., which the undersigned is entitled to vote, at the Annual Meeting of Shareholders of said Corporation to be held at the principal executive offices of the Corporation, 1221 Avenue of the Americas, New York, N.Y. 10020 on Wednesday, April 25, 2001, at 11 A.M., and any adjournment thereof.

The McGraw-Hill Companies employees. If you are a current or former employee of the Corporation, this card also provides voting instructions for shares held in The Savings Incentive Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, The Employee Retirement Account Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, The Savings Incentive Plan of Standard & Poor's, The Employee Retirement Account Plan of Standard & Poor's, and The Employees' Investment Plan of McGraw-Hill Broadcasting Company, Inc. If you are a participant in any of these Plans and have shares of Common Stock of the Corporation allocated to your account under these Plans, The Northern Trust Company, the Trustee of each of these Plans (the "Trustee"), is hereby instructed to vote all the shares of Common Stock of The McGraw-Hill Companies, Inc. which are credited to the undersigned's account as of March 13, 2001, at the Annual Meeting of Shareholders to be held on April 25, 2001, and any adjournment thereof, on the items set forth on the reverse hereof and, in the Trustee's discretion, upon such other business as may properly come before the Meeting. Voting rights will be exercised by the Trustee as directed, provided instructions are received by April 20, 2001.
THE MATTERS TO BE VOTED UPON AND THE INSTRUCTIONS ARE SET FORTH ON THE REVERSE SIDE. PLEASE VOTE, SIGN AND RETURN PROMPTLY.

                    (continued and to be signed on the reverse side)
--------------------------------------------------------------------------------
            /\   FOLD  AND  DETACH  HERE  IF  VOTING  BY  MAIL  /\



ELECTRONIC ACCESS TO FUTURE ANNUAL REPORTS AND PROXY STATEMENTS

For your convenience, we are now offering shareholders of The McGraw-Hill Companies the option of viewing future Annual Reports and Proxy Statements on the Internet instead of receiving them by mail.

3 Ways to Consent to View Future Materials Online:

 . By telephone: press 1 when asked during the voting process.
 . By Internet: make this election when prompted during the voting process. . By mail: mark the box on the top half of the proxy/voting card (see other side).

How It Works:
If you give your consent, it means that beginning in 2002 you will only receive a proxy/voting card in the mail. The proxy card will contain the Web site address and other necessary information to view the Proxy Statement and Annual Report online. You will continue to be able to vote your shares in one of three ways: by telephone, Internet, or by mail. Costs normally associated with electronic access, such as usage and telephone charges, will be the responsibility of the shareholder.

To resume mail delivery of the Proxy Statement and Annual Report, you may revoke the election at any time by calling Mellon Investor Services at 1-888-201-5538.

To view this year's materials, go to the Corporation's Investor Relations Web site at www.mcgraw-hill.com/investor_relations

                                                                          [LOGO]
                                            The McGraw-Hill Companies

                                                     1221 Avenue of the Americas
                                                     New York NY 10020
                                                     www.mcgraw-hill.com

                                                              Please mark
                                                             your votes as [X]
                                                             indicated in
                                                             this example


THIS PROXY/VOTING INSTRUCTION CARD WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). If not otherwise specified, the proxy/voting instruction card will be voted FOR the Election of Directors and FOR Proposal 2. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR PROPOSALS 1 AND 2:


                                               FOR ALL        WITHH0LD
                                              NOMINEE(S)      AUTHORITY
                                              except as set    FOR ALL
1. Election of Directors                      forth below     NOMINEE(S)
   Election of the following nominees as
   directors for three-year terms                 [_]            [_]
   expiring at the 2004 Annual Meeting:

     (01) Pedro Aspe              (02) Robert P. McGraw

     (03) Lois Dickson Rice       (04) Edward B Rust, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee(s)' name below.

--------------------------------------------------------------------------------

                                            FOR       AGAINST    ABSTAIN
2.  Ratification of the appointment of      [_]         [_]        [_]
    independent auditors for 2001.

    And, in their discretion, in the transaction of such other business as may properly come before the Meeting.




                         [_]  New! Consent to View Future Materials Online
                              I consent to access future Annual Reports and Proxy Statements electronically via the Internet instead of receiving them by mail.
                              ---------------------------------

                              See other side for additional details.



        Signature(s)                                    Date:
                    ----------------------------------       ---------------
        NOTE: Please sign exactly as your name appears on this card and return the card in the enclosed envelope.

--------------------------------------------------------------------------------
            /\   FOLD  AND  DETACH  HERE  IF  VOTING  BY  MAIL  /\

3 Choices: You can vote by telephone, on the Internet or by mail

------------------------------------------------------------------------------------------------------------------------------------
            VOTE BY TELEPHONE
            Call toll-free 1-800-840-1208 on a touch-tone telephone 24 hours a day, 7 days a week. There is no charge to you for this call. Have your proxy card in hand. You will be asked to enter the 11-digit control number, which is located in the box in the lower right hand corner of this proxy card.
[GRAPHIC]
            . If you choose to vote as the Board of Directors recommends on ALL proposals, press 1 when asked.

            . If you choose to vote on each proposal separately, press 0 when asked, then:

              You will hear these instructions for Proposal 1:             You will hear these instructions for Proposal 2:
              . To vote FOR ALL, press 1.                                  . To vote FOR, press 1.
              . To WITHHOLD ALL, press 9.                                  . To vote AGAINST, press 9.
              . To WITHHOLD FOR AN INDIVIDUAL NOMINEE, press 0.            . To ABSTAIN, press 0.

------------------------------------------------------------------------------------------------------------------------------------
            VOTE ON THE INTERNET
            Access the Internet address http://www.proxyvoting.com/mhp
[GRAPHIC]                               ------------------------------
            This site is available 24 hours a day, 7 days a week. At the Web site, enter your 11-digit control number, which is in the lower right hand corner of this proxy card. The site offers links to online versions of the
            Proxy Statement and Annual Report.

------------------------------------------------------------------------------------------------------------------------------------
            VOTE BY MAIL
[GRAPHIC]   Mark, sign and date your proxy card and return it promptly in the enclosed postage-paid envelope, or mail to
              Mellon Investor Services
              Proxy Processing
              Church Street Station, PO Box 1677
              New York, NY 10008-1677

            Note: If you vote by telephone or on the Internet, DO NOT mail back your proxy card.